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                                             Filed pursuant to Rule 424(b)(3)
                                             Registration No. 333-86257


Supplement, Dated March 27, 2001, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:


                                                Number of
                                               Depositary
                                                 Shares
                                          --------------------
Name of Selling Securityholder              Owned     Offered
----------------------------------------  ---------  ---------
Credit Suisse First Boston Corporation       25,000     25,000